                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [ ]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    UNITED AMERICAN HEALTHCARE CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                [COMPANY NAME]
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

United American Logo

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 2, 1996

To The Shareholders of United American Healthcare Corporation:

     Please take notice that the 1996 Annual Meeting of Shareholders of United American Healthcare Corporation will be held on Monday, December 2, 1996 at 10:30 a.m. (eastern standard time) at the Atheneum Hotel, 1000 Brush Avenue, Detroit, Michigan 48226 for the purpose of:

          1. electing four directors to serve for three-year terms;

          2. approving the appointment of Grant Thornton LLP as independent auditors of the Company for the 1997 fiscal year;

          3. approving the adoption of an Employee Stock Purchase Plan;

          4. approving an amendment to the Company's Stock Option Plan; and

          5. acting on such other business as may properly come before the meeting.

     You are cordially invited to attend the 1996 Annual Meeting.

     Holders of Common Shares of record at the close of business on October 4, 1996 will be entitled to vote at the meeting. A list of such shareholders will be available for inspection during normal business hours from November 21, 1996 through December 1, 1996, at the offices of Lewis, Clay & Munday, A Professional Corporation, 1300 First National Building, Detroit, Michigan.

     A Proxy Statement, an Annual Report, and a Proxy Card are enclosed with this Notice. Each shareholder is urged to execute and return the enclosed Proxy promptly. In the event a shareholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote the shares in person.

     In order to help us plan for the meeting, please mark the appropriate box on your Proxy Card telling us if you will be attending. Upon receipt of your card, an admission card will be sent to you.

                                          By Order of the Board of Directors

                                          Anita C.R. Gorham, Secretary

Detroit, Michigan
November 11, 1996

                     UNITED AMERICAN HEALTHCARE CORPORATION
                     1155 BREWERY PARK BOULEVARD, SUITE 200
                            DETROIT, MICHIGAN 48207

                                                               November 11, 1996

                                PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors of United American Healthcare Corporation ("Company") in connection with its solicitation of proxies for use at the 1996 Annual Meeting of Shareholders on December 2, 1996, and at any and all adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed on or about [November 11, 1996.] The Company's Annual Report (including audited financial statements) for the fiscal year ended June 30, 1996 is enclosed with this Proxy Statement.

     If the proxy is properly executed and returned, the Common Shares it represents will be voted at the 1996 Annual Meeting in accordance with the instructions noted thereon. If no instructions are indicated, it will be voted:
(1) FOR the nominated directors; (2) FOR the appointment of auditors; (3) FOR the approval of the Employee Stock Purchase Plan; (4) FOR the approval of the amendment to the Company's Stock Option Plan; and (5) FOR or AGAINST such other matters as may properly come before the meeting in the discretion of the proxy holders. The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

     The Company's management knows of no matter to be brought before the meeting which is not referred to in this Proxy Statement. If, however, any other matter comes before the meeting, the proxy will be voted in accordance with the judgment of the person or persons voting such proxy, unless the proxy contains instructions to the contrary. Any shareholder executing a proxy has the power to revoke it at any time before it is voted by submitting a duly executed proxy bearing a later date, by delivering written notice of such revocation to the Company's Secretary prior to the 1996 Annual Meeting or by attending the 1996 Annual Meeting and orally withdrawing the proxy. The cost of this solicitation is being paid for by the Company.

     The outstanding voting securities of the Company consist of no par value common shares ("Common Shares"), of which 6,560,941 were issued and outstanding at the close of business on October 4, 1996, the record date for determining voting rights. The Company has no other class of voting securities outstanding. Each share issued and outstanding on October 4, 1996 will be entitled to one vote. Shareholders do not have cumulative voting rights.

     The shareholder votes cast for all items considered at the meeting will be calculated by an officer of The Huntington Trust Company, the Company's Registrar and Transfer Agent, as the Board designated Inspector of Election. The Inspector of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election. Abstentions will neither be counted for nor against any actions for which cast.

ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with terms expiring on three successive annual meeting dates. At the 1996 Annual Meeting to be held on December 2, 1996, the following four persons are the nominees of the Board of Directors for election as directors to serve for three-year terms expiring at the annual meeting of shareholders in 1999, or until their successors are duly elected and qualified: Julius V. Combs, M.D., Ronald R. Dobbins, Karl D. Gregory, Ph.D. and Richard T. White, Esq. The Common Shares represented by your proxy, unless otherwise specified, will be voted FOR the election of these nominees. A vote of a majority of the shares represented by proxy and in person is required to elect each of the nominees to the Board of Directors for the term indicated.

     Certain information concerning the nominees and directors (including information furnished to the Company at its request as to securities beneficially owned by such persons as of September 20, 1996) is set forth below. No nominee or director owns more than 6.6% of all outstanding Common Shares, the only class of outstanding voting securities. All nominees are presently serving as directors. Each of the nominees consented to be nominated and agreed to serve if elected. If any nominee is unable to serve (an event which is not anticipated), the proxies will be voted for a substitute nominee designated by the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 1999
(INCLUDING BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS)

JULIUS V. COMBS, M.D. (AGE 65)

     Julius V. Combs, M.D., has been the Company's Chief Executive Officer and Chairman of the Board, as well as a director of the Company, since its inception. He is Chairman of the Company's Executive Committee and a member of the Company's Compensation and Finance, Investment and Planning Committees. Dr. Combs is also the Chairman Emeritus of the Board of Trustees of OmniCare Health Plan, Michigan ("OmniCare-MI"), President of OmniCare Health Plan, Inc. ("OmniCare-TN"), and Vice Chairman of Ultramedix Healthcare Systems, Inc. ("Ultramedix"). He is a member of the governing board of the American Association of Health Plans ("AAHP"). Dr. Combs was in private medical practice from 1964-1995. Dr. Combs beneficially owns directly and indirectly 432,143 Common Shares. (a)

RONALD R. DOBBINS (AGE 61)

     Ronald R. Dobbins has been President and Chief Operating Officer, as well as a director, of the Company since 1984. Mr. Dobbins is Chairman of the Company's Finance, Investment and Planning Committee and a member of the Company's Executive and Compensation Committees. Mr. Dobbins is Chief Executive Officer and President of OmniCare-MI, as well as a member of its Board of Trustees. He is also a director of OmniCare-TN and Ultramedix. He is a member of the South Eastern Region Board of Directors of Michigan National Bank and a member of the Board of Directors of Golden State Life Insurance Company. Mr. Dobbins is also a member of the governing board of AAHP. Mr. Dobbins beneficially owns directly 345,105 Common Shares.

KARL D. GREGORY, PH.D. (AGE 65)

     Karl D. Gregory, Ph.D., has been a director of the Company since 1986. He is Chairman of the Company's Nominating Committee and a member of its Audit and Finance, Investment and Planning Committees. Since 1968, he has been employed as a Professor of Economics and Management at Oakland University School of Business Administration in Rochester, Michigan. He retired as a Distinguished Professor Emeritus in August 1996. He is a director of Karl D. Gregory & Associates, a consulting firm located in Southfield, Michigan. Dr. Gregory beneficially owns indirectly 43,856 Common Shares. (b)(c)

RICHARD T. WHITE, ESQ. (AGE 51)

     Richard T. White, Esq., was Vice President-General Counsel from 1984 to December 1995; and has served as a director of the Company since 1984. He is a member of the Company's Compensation and Nominating Committees. Since January, 1996, Mr. White has been Vice President, Secretary, and General Counsel of AAA Michigan. Prior to that, Mr. White was a principal in the law firm of Lewis, Clay & Munday, P.C. (formerly known as Lewis, White & Clay, P.C.). He is licensed to practice law in the State of Michigan and the District of Columbia, and is licensed by the Michigan Insurance Bureau as an administrative services manager for Third Party Administrator ("TPA") activities. He has been engaged in the private practice of law since 1970. Mr. White beneficially owns directly 94,129 Common Shares.

DIRECTORS WITH TERMS EXPIRING IN 1998
(INCLUDING BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS)

ANITA C.R. GORHAM (AGE 55)

     Anita C.R. Gorham has been the Company's Secretary and a director since 1984. She is Chairwoman of the Company's Compensation Committee. Ms. Gorham is a member of the Board of Trustees of OmniCare-MI. Since 1989, she has acted as Regional Manager for Academic Services at Central Michigan University. From 1987 to 1989 she was an academic advisor for Central Michigan University. She is currently Associate Director for Executive and Professional Development and an instructor in the Management Department at Central Michigan University. Ms. Gorham is also an adjunct faculty member at Detroit College of Business. Ms. Gorham beneficially owns directly 23,436 Common Shares.

HARCOURT G. HARRIS, M.D. (AGE 68)

     Harcourt G. Harris, M.D., has been a director of the Company since 1985. He is a member of the Company's Executive Committee. He is also Chairman of the Board of Trustees of OmniCare-MI. Dr. Harris, now retired, had been involved in the private practice of medicine for thirty years, specializing in internal medicine. Dr. Harris beneficially owns directly and indirectly 33,607 Common Shares. (d)

RICHARD P. SUTKIN (AGE 61)

     Richard P. Sutkin has been a director of the Company since 1987. He is the Chairman of the Company's Audit Committee and a member of the Company's Finance, Investment and Planning Committee. Mr. Sutkin was an Executive Vice President of Meadowbrook Insurance Group from February 1991 through December 1991. Mr. Sutkin was previously President of Sutkin & Co., a commercial and industrial insurance agency located in Birmingham, Michigan, since 1965. He is a Chartered Property Casualty Underwriter and currently acts as an insurance industry consultant specializing in litigation support. Mr. Sutkin beneficially owns directly 33,856 Common Shares. (c)

DIRECTORS WITH TERMS EXPIRING IN 1997
(INCLUDING BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS)

EMMETT S. MOTEN, JR. (AGE 52)

     Emmett S. Moten, Jr. has been a director of the Company since 1988. He is a member of its Audit, Compensation and Finance, Investment and Planning Committees. Since July 1988, he has been Vice President of Development for Little Caesar Enterprises, Inc., a fast food franchise concern. Prior to that position, Mr. Moten was Director of the Community & Economic Development Department for the City of Detroit for nearly ten years. Mr. Moten beneficially owns directly 16,327 Common Shares. (c)

LOUIS J. NICHOLAS (AGE 57)

     Louis J. Nicholas joined the Company in May 1993 as a Senior Vice President and a director of the Company. He is also a Director, Chairman, President and CEO of Corporate Healthcare Financing, Inc., a wholly owned Subsidiary of the Company. He is a member of the Company's Compensation Committee. He was formerly the sole shareholder of CHF, Inc., the general partner of CHF-HPM Limited Partnership. Mr. Nicholas beneficially owns directly and indirectly 190,188 Common Shares.
-------------------------
     Notes:

(a) 418,451 Common Shares are held with his spouse as joint tenants. The remaining 13,692 shares are held in the name of a trust having Dr. Combs as its Trustee.

(b) The Common Shares held indirectly by Dr. Gregory are held of record in the name of a trust, of which Dr. Gregory is the trustee.

(c) As required by Michigan law, Directors Gregory, Moten and Sutkin have been designated as "Independent Directors" by the Board.

(d) Includes 31,421 Common Shares jointly held with spouse.

BOARD COMMITTEES, ATTENDANCE AND FEES

     During the fiscal year ended June 30, 1996, the Company's Board of Directors held eight (8) meetings. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings, except as specifically noted herein. The Board of Directors has five
(5) active standing committees which facilitate the carrying out of its responsibilities.

     The Executive Committee, which met twice during the 1996 fiscal year, is empowered to exercise, in the intervals between the meetings of the Board of Directors, the powers of the Board as it relates to the management of the business and affairs of the Company. Members of this Committee are Dr. Combs (Chairman), Mr. Dobbins, and Dr. Harris.

     The Audit Committee, which met thirteen (13) times during the 1996 fiscal year, is empowered to recommend to the Board of Directors certified public accountants to conduct audits of the accounts and affairs of the Company, and to review accounting objectives and procedures of the Company, findings and reports of the independent certified public accountants, and make such reports and recommendations to the Board of Directors as it deems appropriate. The Bylaws of the Company require that the members of the Audit Committee all be "independent directors" (as defined in the Company's Articles of Incorporation). Members of this Committee are Mr. Sutkin (Chairman), Dr. Gregory and Mr. Moten.

     The Finance, Investment and Planning Committee, which met eleven (11) times during the 1996 fiscal year, is empowered to make recommendations to the Board of Directors on financial, short and long term investments and business planning matters. Members of the Committee are Mr. Dobbins (Chairman), Dr. Combs, Dr. Gregory, Mr. Moten and Mr. Sutkin.

     The Compensation Committee, which met four (4) times during the 1996 fiscal year, is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for officers and staff of the Company, and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the Company are eligible to participate. Members of the Committee are Ms. Gorham (Chairwoman), Dr. Combs, Mr. Dobbins and Mr. Moten. Mr. Nicholas and Mr. White attended two of the four Compensation Committee meetings held. See also, "Executive Compensation, Compensation Committee Report" as set forth herein.

     The Nominating Committee, which met once during the 1996 fiscal year, is empowered to present to the Board of Directors, whenever vacancies occur or terms are expected to expire, names of individuals who would make suitable directors of the Company and to advise appropriate officers of the Company on matters relating to the organization of the Board of Directors. Nominations of persons as candidates for election as directors may be made by any shareholder of the Company entitled to vote for the election of directors, who complies with the notice provisions of the Company's Bylaws, summarized as follows: Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of both the shareholder who intends to make the nomination and the person(s) to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected. Members of the Committee are Dr. Gregory (Chairman) and Mr. White.

     Each of the directors of the Company receives $250 for each Board of Directors' meeting and each Board committee meeting attended. In addition, each director who is not also an employee of the Company received an annual stipend of $15,000 as compensation for director services. Directors are also entitled to reimbursement for reasonable out-of-pocket expenses incurred in providing services to the Company in their capacities as directors.

     There are currently three vacancies on the Board of Directors. The Board of Directors intends to fill these vacancies upon identification of suitable candidates, in accordance with the Company's Bylaws.

ITEM 2 -- PROPOSAL TO RATIFY SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company, upon the recommendation of its Audit Committee, has appointed Grant Thornton LLP as independent public accountants and auditors in connection with the Company's accounting matters to include timely quarterly reviews of the consolidated financial statements and an annual audit of the accounts of the Company and its subsidiary companies, and such other audits of the Company's related activities as may be required for the fiscal year ending June 30, 1997. In making its recommendation, the Audit Committee gave consideration to: the past performance of Grant Thornton LLP, the firm's credentials, capabilities and general reputation and a review of their proposed engagement letter. A representative of Grant Thornton LLP is expected to be present at the 1996 Annual Meeting to make a statement, if requested, and be available to respond to questions.

     In the event the proposal is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent accountants for the next fiscal year. However, because of the expense and difficulty of making a substitution after the beginning of a fiscal year, it is planned that the appointment for the 1997 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

     The Board of Directors considers Grant Thornton LLP to be well qualified to serve as the independent accountant for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR THE 1997 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

ITEM 3 -- PROPOSAL TO APPROVE ADOPTION OF AN EMPLOYEE STOCK PURCHASE PLAN.

     The Company is proposing to its stockholders the approval of an Employee Stock Purchase Plan in the form attached hereto as Exhibit A (the "ESPP") to encourage and assist employees of the Company and its subsidiaries in acquiring a stock ownership interest in the Company. All employees of the Company, except for certain part-time employees, would be eligible to purchase shares of the Company's common stock at a purchase price of 85% of its fair market value on the date of purchase (provided such employees meet the requirements set forth in the ESPP). Each participating employee could use a payroll deduction to pay for his or her shares under the ESPP.

     The ESPP, as approved by the Board of Directors, would have 200,000 shares of the Company common stock reserved for issuance pursuant thereto. This pool of shares would be satisfied by reducing the number of shares presently reserved for issuance pursuant to the Company's Stock Option Plan by 200,000 shares, and reserving the same for issuance pursuant to the ESPP.

     The Board of Directors believes the ESPP is in the best interest of the Company to assure that its employees are motivated to perform at their highest potential and to reward its employees for such performance.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ADOPT THE ESPP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

ITEM 4 -- PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN.

     The Company is proposing to its stockholders an amendment to its Stock Option Plan (the "Plan"), which is described on page 10. The Proposed amendment, as approved by the Board of Directors, provides for a decrease in the number of authorized but previously unissued shares reserved for issuance pursuant to the terms and provisions of the Plan from 531,250 common shares to 331,250. The Amendment will be deemed effective on the date of the 1996 Annual Meeting if approved by the shareholders.

     The Board of Directors believes the amendment to the Plan is in the best interests of the Company in order to assure that there is available a sufficient number of shares of the Company's common stock to be granted pursuant to the Plan to act as an incentive for attracting and retaining key employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the meeting. If other matters properly come before the meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and telegraph, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Shares held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of Common Shares. The cost of the foregoing solicitation activities is expected to be nominal.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the annual salary, bonus and all other compensation awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers whose respective salary and bonus exceeded $100,000.

     The following Summary Compensation Table sets forth the annual salary, bonus and all other compensation awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers whose respective salary and bonus exceeded $100,000.

                                                                                 LONG TERM COMPENSATION
                                                                             -------------------------------
                                                                                    AWARDS
                                        ANNUAL COMPENSATION                  ---------------------   PAYOUTS
                         -------------------------------------------------   RESTRICTED              -------
       NAME AND                                           OTHER ANNUAL         STOCK      OPTIONS/    LTIP/        ALL OTHER
  PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)      AWARDS       SARS     PAYOUTS   COMPENSATION($)(2)
-----------------------  ----   ---------   --------   -------------------   ----------   --------   -------   ------------------
JULIUS V. COMBS,
  M.D..................  1996    295,392    176,800               --               --          --        --           7,500
Chairman of the Board,   1995    292,712         --               --               --          --        --           7,997
Chief Executive Officer  1994    268,449    157,248               --               --          --        --          11,274
and Director
RONALD R. DOBBINS......  1996    295,392    163,200               --               --          --        --           7,500
President, Chief         1995    292,712         --               --               --          --        --           8,377
Operating Officer        1994    266,024    131,040               --               --          --        --          13,580
and Director
LOUIS J. NICHOLAS......  1996    426,556         --           45,874               --          --        --           7,500
Senior Vice President,   1995    384,760         --           49,928               --          --        --           7,500
Chief Executive
  Officer,               1994    310,000         --           28,140               --          --        --           7,500
CHF and Director
WILLIAM C. SHARP,
  M.D..................  1996    178,651         --               --               --          --        --           7,500
Vice President,          1995    182,484         --               --               --          --        --           4,375
Medical Services         1994    182,067     25,000               --               --          --        --              --
BOBBY L. JONES.........  1996    170,591         --               --               --          --        --           7,500
Senior Vice President,   1995    165,991         --               --               --          --        --           7,537
OmniCare Management      1994    149,005     36,225               --               --          --        --           9,805
Group

-------------------------
(1) Life insurance premiums paid for Mr. Nicholas in 1996, 1995 and 1994 was $37,118, $41,172 and $24,855, respectively.

(2) Represents the Company's annual contribution to the 401(K) Savings Plan.

     The Company has not granted any stock options under its Stock Option Plan, or any Stock Appreciation Rights, nor did it grant any awards under a long-term incentive plan during fiscal year 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MEMBERS OF MANAGEMENT

     Under Section 13(d) of the Exchange Act, a beneficial owner of a security is any person who directly or indirectly has or shares voting control or investment power over such security. The following are the only holders which are known by the Company to own beneficially more than 5% of its Common Shares as of August 31, 1996:

                                                                                       PERCENT OF
                    NAME AND ADDRESS                       NUMBER OF COMMON SHARES     OUTSTANDING
                  OF BENEFICIAL OWNER                        BENEFICIALLY OWNED       COMMON SHARES
--------------------------------------------------------   -----------------------    -------------
**Julius V. Combs, M.D.(1)(2)...........................           432,143              6.6%
  Richard M. Brown, D.O.(3)(4)..........................           411,727              6.3%
**Ronald R. Dobbins(1)..................................           345,105              5.3%

-------------------------
** Director of the Company

(1) The address for Messrs. Combs and Dobbins is 1155 Brewery Park Boulevard, Suite 200, Detroit, Michigan 48207.

(2) All Common Shares are held with spouse or other person as joint tenants.

(3) Dr. Brown's address is 1200 Ardmoor, Birmingham, Michigan 48010.

(4) All Common Shares are held in the name of a trust.

     The following table sets forth the Common Shares held by the Chief Executive Officer and the four most highly compensated executive officers of the
Corporation:

                                                                                       PERCENT OF
                   NAME AND ADDRESS*                       NUMBER OF COMMON SHARES     OUTSTANDING
                  OF BENEFICIAL OWNER                        BENEFICIALLY OWNED       COMMON SHARES
--------------------------------------------------------   -----------------------    -------------
Julius V. Combs, M.D....................................          See Above            See Above
Ronald R. Dobbins.......................................          See Above            See Above
Louis J. Nicholas.......................................            190,188              2.9%
William C. Sharp........................................              4,000               **
Bobby L. Jones..........................................             33,436               **

-------------------------
 * See table below for addresses

** Percentage of Common Shares beneficially owned does not exceed 1%

     The following table sets forth certain information, as of September 20, 1996, concerning the beneficial ownership of Common Shares held by (i) each shareholder known by the Company to own more than 5% of the Common Shares, (ii) each director of the Company, (iii) each principal officer of the Company, and
(iv) all directors and officers as a group. Except as otherwise noted, each of the persons named below possess sole voting and investment power with respect to all shares set forth opposite his or her name.

                                                                                COMMON SHARES
                                                                              BENEFICIALLY OWNED
                                 NAME OF                                     --------------------
                             BENEFICIAL OWNER                                 NUMBER      PERCENT
--------------------------------------------------------------------------   ---------    -------
Julius V. Combs, M.D.(3)(5)(7)............................................     432,143      6.6%
Ronald R. Dobbins(3)(5)...................................................     345,105      5.3
Louis J. Nicholas(3)(5)...................................................     190,188      2.9
Richard T. White(1).......................................................      94,129      1.4
Karl D. Gregory, Ph.D.(1)(6)..............................................      43,856        *
Richard P. Sutkin(1)......................................................      33,856        *
Harcourt G. Harris, M.D.(1)...............................................      33,607        *
Anita C. R. Gorham(3).....................................................      23,436        *
Emmett S. Moten, Jr.(1)...................................................      16,327        *
Jagannathan Vanaharam(2)(5)...............................................     107,120      1.6
Bobby L. Jones(2)(5)......................................................      33,436        *
William C. Sharp, M.D.(2)(5)(6)...........................................       4,000        *
John S. Zaleskie(2)(5)....................................................       1,000       **
Osbie Howard(2)(5)........................................................         250        *
Wilton A. Savage(2)(5)....................................................         250        *
Richard M. Brown, D.O.(4)(6)..............................................     411,727      6.3
All directors and officers as a group (15 persons)........................   1,358,703       21

-------------------------
 * Percentage of common shares beneficially owned does not exceed 1% of the total common shares outstanding.

(1) Beneficial owner is a director of the Company.

(2) Beneficial owner is an executive of the Company.

(3) Beneficial owner is a director and an officer of the Company.

(4) Dr. Brown's address is 1200 Ardmoor, Birmingham, Michigan 48010.

(5) The address for the listed person is 1155 Brewery Park Boulevard, Suite 200, Detroit, Michigan 48207.

(6) Reflects all shares held of record in the name of a trust having as its Trustee the shareholder indicated.

(7) 13,692 Common Shares are held in the name of a trust having Dr. Combs as its Trustee.

     Based solely upon a review of Form 4-Statement of Changes in Beneficial Ownership, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(e), as promulgated under the Securities Exchange Act of 1934, as amended, the Company believes that all of its officers and directors timely filed their Form 4s, as required, with the Securities and Exchange Commission in compliance with Section 16 of the Securities Exchange Section of 1934, as amended.

EMPLOYMENT AGREEMENTS

     The Company has entered into five-year employment agreements with Dr. Combs and Mr. Dobbins, respectively, initially expiring March 1996, subject to automatic renewal for successive one-year terms, unless terminated by the Company or the executive upon 90 days notice prior to the end of the initial term or the renewal terms, as the case may be. The Agreements have been renewed through March, 1997. Under their respective employment agreements, Dr. Combs and Mr. Dobbins each currently receives an annual base salary of approximately $327,957, plus an annual bonus to be based upon specific performance specifications and/or goals to be agreed upon by the Company and the executive, with the bonus payable to Dr. Combs for any year of employment to be not less than 30%, nor more than 60%, of his base salary for such year, and the bonus payable to Mr. Dobbins to be not less than 25%, nor more than 50%, of his base salary for such year. No bonus is payable to the executive for any year in which he is employed by the Company for fewer than six months and any bonus will be pro-rated to the extent the executive is employed less than the full year. A bonus accrual equal to amounts approved by the Compensation Committee, in the absence of Dr. Combs and Mr. Dobbins, have been established for Dr. Combs and Mr. Dobbins in 1996 equal to $176,800 for Dr. Combs and $163,200 for Mr. Dobbins.

     Under each employment agreement, the executive may, upon giving 30 days written notice, terminate the agreement in the event there is a change of control or ownership (as defined in the employment agreement) of the Company and the executive's powers and duties significantly change or the executive has good reason (as defined in the employment agreement) to terminate or, as a result of the change of control or ownership, the executive is unable to exercise or perform his powers, functions and duties. In the event of such termination, the executive will receive (i) all monies earned under any Company long-term incentive plan, (ii) a lump sum severance payment equal to his base salary for 36 months at the rate payable at the time notice of termination was given, and
(iii) the bonus which he would otherwise be entitled to for the year in which his employment is terminated. Based upon the executive's current base salary, the Company estimates that the lump sum severance payment payable to each Dr. Combs and Mr. Dobbins under this provision would be approximately $1.1 million for the present fiscal year.

     In the event the executive terminates his employment due to a breach of his employment agreement by the Company, he will receive earned and unpaid salary accrued to the date of termination together with any bonus which would otherwise be payable to him for the year in which the agreement is terminated.

     In the event the executive's employment is terminated without cause by the Company, the executive will receive his base salary until the last day of the 24th full calendar month immediately following such termination, but in no event will the executive be entitled to such payments following his normal retirement date, defined as the August 31st nearest to the date on which the executive attains the age of 65.

     In the event the executive's employment is terminated for cause, death or disability, the executive (or his estate) will receive earned and unpaid salary accrued to the date of termination but shall not be entitled to any bonus which might otherwise be payable to the executive for the year in which his employment is terminated.

     Dr. Combs and Mr. Dobbins have each agreed that for the longer of (i) 12 months from the date of termination of his employment agreement, or (ii) the period during which the executive receives payments under his employment agreement, plus the 12 months immediately following expiration of such period, he will not engage in the development of a managed health care product or service nor render services similar or related to those which he rendered as an employee of the Company in any county in which the Company provides any managed health care product or service or within any contiguous county.

     The Company is also party to an Employment Agreement by and between CHF and Louis J. Nicholas (the "Executive") dated as of May 7, 1993, pursuant to which it agreed to: (i) refrain from impeding the

Executive's ability to operate CHF in a prudent manner consistent with maximizing a return for purposes of the Contingent Promissory Note; (ii) elect the Executive to its Board of Directors and as a Senior Vice President; (iii) pay liquidated damages if the Executive is terminated without good cause or good reason, as those terms are defined therein; and (iv) provide Board review of a termination of the Executive for good cause by CHF. In addition, the Employment Agreement provides the Company with the right to cease payments due under the Contingent Promissory Note in the event of a material breach of the agreement by the Executive.

STOCK OPTION PLAN

     The Company has adopted a stock option plan (the "Plan"), under which 531,250 Common Shares are presently reserved for issuance upon exercise of options granted thereunder. No options have been granted under the Plan. In August, 1996, the Company's Board of Directors approved a decrease in such reservation to 331,250 Common Shares, subject to shareholder approval at the 1996 Annual Shareholders Meeting. The decrease was necessitated by the Board's adoption of an employee stock purchase plan which will be submitted for shareholder approval at the 1996 Annual Meeting. The 200,000 Shares originally reserved for use in connection with the Plan will be reserved for use in connection with the employee stock purchase plan. Under the Plan, incentive stock options may be granted to employees, and non-incentive stock options may be granted to employers, directors and such other persons as the Board of Directors (or a Committee appointed by the Board) determines will contribute to the Company's success, at exercise prices equal to at least 100% of the fair market value of the Common Shares on the date of grant. In addition to administering the Plan, the Board (or the Committee) determines the number of Common Shares subject to each option, the term of each non-incentive stock option, and the time or times when the non-incentive stock option becomes exercisable, though in no event may the option be exercisable prior to one year after the date of grant. Incentive stock options are granted for a term of five
(5) years, and are exercisable accumulatively at the rate of 25% per year commencing one year after the date of grant.

401(K) SAVINGS PLAN

     The Company sponsors a retirement plan intended to be qualified under section 401(k) of the Internal Revenue Code of 1986, as amended. All employees over age 21, other than non-resident aliens, are eligible to participate in the plan. Employees may contribute to the plan on a tax-deferred basis up to 15% of their total salary. Under the plan, the Company makes matching contributions on each employee's behalf, up to a maximum of 5% of each employee's total salary. As of June 30, 1996, 326 employees had elected to participate in the plan. For the fiscal year ended June 30, 1996, the Company contributed $609,000 to the plan. See the Summary Compensation Table contained herein for additional information.

COMPENSATION COMMITTEE REPORT

     Compensation for the Company's key executives is determined by the Compensation Committee of the Board of Directors. Salaries, bonuses and other compensation of the Company's key executives, including Dr. Combs, are based upon profitability, enrollment levels of the Company's clients, including OmniCare-MI, Personal Physician Care, Inc. ("PPC"), Ultramedix and OmniCare-TN, revenue growth, return on equity and market share.

     The Committee believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurable superior performance. During the 1996 fiscal year, the Company's executive compensation included a base salary and bonus. Based upon available data, the Company believes the base salaries of its executives were set at the levels of comparable companies in its line of business.

     The Company's Compensation Committee is comprised of Ms. Gorham (Chairwoman), Dr. Combs, Mr. Dobbins, Mr. Moten, Mr. Nicholas, and Mr. White (see also "Meetings and Committees of the Board of Directors"). Dr. Combs and Mr. Dobbins do not participate in Compensation Committee meetings during which their own compensation is considered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The ownership, operation and management of the Company involve various potential conflicts of interest, including the relationships and transactions described below. Management of the Company believes that these agreements and transactions have been on terms which are as fair to the Company as could have been obtained from unaffiliated parties.

     MANAGEMENT AGREEMENTS. The Company's management agreements with the managed plans, including OmniCare, PPC, OmniCare-TN and Ultramedix, were negotiated between related entities. However, the management agreements were reviewed, revised and approved by the respective plan's full Board. Future evaluation of the Company's activities under the OmniCare-MI management agreement is made by the Management Review Committee comprised of independent members of the respective Boards. No Board member of OmniCare-MI with any interest in the Company is permitted to sit on the Management Review Committee. There presently is no comparable committee which reviews the Company's performance under the management agreements with other plans.

     COMMON OFFICERS AND DIRECTORS. As indicated in the chart below, certain officers and directors of the Company are also members of the Board of Trustees/Directors and officers of OmniCare-MI, PPC, Ultramedix and OmniCare-TN. Consequently, such individuals are likely to influence the operation of the Company and negotiations and arrangements between the Company and these entities, including the negotiation and operation under respective management agreements. Conflicts of interest may arise relating to matters that are presented to the Company's Board of Directors for consideration and with respect to which the Company and OmniCare-MI, PPC, Ultramedix and OmniCare-TN may have differing interests, including matters relating to the management agreements.

                 NAME                         UAHC            OMNICARE-MI           PPC       OMNICARE-TN    ULTRAMEDIX
---------------------------------------  --------------    ------------------    ---------    -----------    ----------
Julius V. Combs, M.D. .................  Chairman, CEO     Chairman Emeritus,    --           President,     Chairman,
                                         Director          Trustee                              Director      Director
Ronald R. Dobbins......................  President, COO    President, Trustee    --           Director       Director
                                         Director
Harcourt G. Harris, M.D. ..............  Director          Chairman, Trustee     --           --             --
Anita C.R. Gorham......................  Secretary,        Trustee               --           --             --
                                         Director
Bobby L. Jones.........................  Senior Vice       COO, Trustee          --           --             --
                                         President
Wilton A. Savage(1)....................  Senior Vice       --                    Executive    --             --
                                         President                               Director
Jagannathan Vanaharam..................  Senior Vice       --                    --           Director,      Director,
                                         President                                              Treasurer     Treasurer

-------------------------
(1) Mr. Savage is also a shareholder of PPC-Ohio, owning 7.8% of the issued and outstanding shares of the same.

     AFFILIATIONS WITH PRIMARY CARE PROVIDERS. An officer of the Company is also affiliated with Primary Care Providers contracting with OmniCare-MI. Dr. Sharp, Vice President, Medical Services of the Company, also practices medicine with M.C. Physician Association, P.C., a Primary Care Provider contracting with OmniCare-MI.

     HEALTH INSURANCE BENEFITS FOR COMPANY EMPLOYEES. Health care benefits for some employees of the Company are provided through OmniCare-MI and PPC. For the fiscal year ended June 30, 1996, the Company paid premiums of approximately $1,477,000 for such benefits.

     CHARITABLE FOUNDATION. For the fiscal year ended June 30, 1996, the Company made $150,000 in contributions to United American Healthcare Foundation, a Michigan non-profit corporation which assists minority organizations involved in the promotion of health and education. Dr. Combs, Mr. Dobbins, Dr. Francis Kornegay and Mr. Milton Watson, shareholders of the Company, are directors of the Foundation.

STOCK PERFORMANCE CHART

     The Stock Performance Chart graphs the Company's performance during the previous five (5) fiscal years in comparison to returns on the S&P500 and the S&P Health Diversified.

                    COMPARISION OF CUMULATIVE TOTAL RETURN

                                                                   S&P Health
      Measurement Period              United                          Care
    (Fiscal Year Covered)            American         S&P 500     Diversified
1991                                    100.00          100.00          100.00
1992                                     64.10          113.41          103.41
1993                                    112.18          128.87           97.82
1994                                    216.35          130.68          100.70
1995                                    224.36          164.75          148.00
1996                                    134.62          207.59          203.50

      (Assumes initial investment of $100 and reinvestment of dividends)


1997 ANNUAL MEETING

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of the Shareholders provided such proposals are received by the Company no later than July 12, 1997.

                                          Anita C.R. Gorham, Secretary

Detroit, Michigan
November 11, 1996

                                                                       EXHIBIT A

                     UNITED AMERICAN HEALTHCARE CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

     This United American Healthcare Corporation Employee Stock Purchase Plan (the "Plan") is intended to encourage and assist employees of United American Healthcare Corporation, a Michigan corporation (the "Corporation") and the employees of any present or future subsidiaries of the Corporation in acquiring a stock ownership interest in the Corporation. The Plan is intended to be an Employee Stock Purchase Plan under Internal Revenue Code Section 423.

2. Stock Subject To The Plan.

     Subject to any adjustment pursuant to Section 13 of the Plan, the aggregate number of Shares of Common Stock (the "Shares") of the Corporation which may be sold under the Plan is 200,000. The Corporation shall at all times during the term of the Plan reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

3. Annual Period.

     "Annual Period" shall mean the twelve-month period beginning on July 1 and ending on June 30.

4. Eligibility.

     Employees may join the Plan each July 1, (the "Eligibility Date") as long as they have completed one year of continuous employment as a full-time or part-time employee (except any employee who directly or by attribution owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary of the Corporation at the start of any Annual Period). Notwithstanding the foregoing, no employee shall be entitled to purchase Shares of stock under the Plan and all other purchase Plans of the Corporation and any parent or subsidiary of the Corporation with an aggregate fair market value (determined at date of grant) exceeding $25,000 per year for each calendar year in which such purchase option is outstanding at any time.

     For the Annual Period commencing July 1, 1996, the Eligibility Date shall be October 1, 1996.

     For purposes of this Plan, "Subsidiary" shall mean a corporation of which not less than fifty percent (50%) of the voting Shares are held by the Corporation or a subsidiary of the Corporation.

5. Joining The Plan.

     Any eligible employee's participation in the Plan shall be effective as of July 1 following the day on which the employee completes, signs and returns to the Corporation, or one of its Subsidiaries, a Stock Purchase Plan Application and Payroll Deduction Authority form indicating his or her acceptance and agreement to the Plan. Notwithstanding the foregoing, the effective date for the Annual Period beginning July 1, 1996 will be October 1, 1996. Membership of any employee in the Plan is entirely voluntary. Except as provided in Paragraph 4, all employees who elect to participate in the Plan shall have the same rights and privileges.

     The establishment of, or participation in, the Plan shall create no rights with respect to continuation of employment, nor with respect to continuation of any particular Corporation business, policy or product.

6. Member's Contributions.

     Each member shall elect to make contributions by payroll deduction from two percent (2%) to ten percent (10%) of his or her base salary as of the annual Eligibility Date.

     The amount of each member's contribution shall be credited by the Corporation to a special account (the "Plan Account"). No interest shall be credited to the Plan Account.

     No member will be permitted to make contributions for any period during which he or she is not receiving a salary from the Corporation or a Subsidiary.

7. Issuance Of Shares.

     On the last trading day of each Annual Period so long as the Plan shall remain in effect, and provided the member has not before that date advised the Corporation that he or she does not wish Shares to be purchased for his or her Account on that date, the Corporation shall apply the funds in the member's Plan Account as of that date to the purchase of Shares in units of one share or multiples thereof.

     The cost to each member (the "Purchase Price") shall be eighty-five (85%) of the lower of the closing price of the Shares, as declared by the New York Stock Exchange, on the last trading day preceding June 1 (the "Grant Date") or on the last trading day of the Annual Period (the "Exercise Date"). Notwithstanding the foregoing, for the Annual period commencing July 1, 1996, the Grant Date shall be August 30, 1996.

     Any moneys remaining in a member's Plan Account by reason of his or her prior election not to purchase Shares in a given Annual Period or by reason of the actual Purchase Price being less than the per-share amount deducted from the member's Account shall be disbursed to the employee after the end of Annual Period. The Corporation shall as expeditiously as possible after the last day of each Annual Period issue to the member entitled thereto the certificate evidencing the Shares issuable to him or her as provided herein.

     Notwithstanding anything above to the contrary, (a) if the number of Shares that members desire to purchase at the end of any Annual Period exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such members in proportion to their Plan Accounts (but no fractional Shares shall be issued); and (b) no funds in a member's Plan Account shall be applied to the purchase of Shares and no Shares hereunder shall be issued unless such Shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

8. Termination Of Membership.

     A member's membership in the Plan will be terminated when the member (a) voluntarily elects to withdraw his or her entire Plan Account, (b) resigns or is discharged from the Corporation or one of its Subsidiaries, (c) dies, or (d) does not receive a salary from the Corporation or one of its present or future subsidiaries for twelve (12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the persons or person appointed by the Corporation to administer the Plan as provided in Paragraph 12 below. Upon termination of membership, the terminated member shall not be entitled to rejoin the Plan until the first day of the Annual Period immediately following the Annual Period in which the termination occurs, and further provided that a terminated member who is an executive officer of the Corporation shall not be entitled to rejoin the Plan until the first day of the first Annual Period that commences after the expiration of six months from the date of termination of membership. Upon termination of membership, the member shall be entitled to the amount of his or her Plan Account.

9. Leaves Of Absence.

     A member who goes on an approved leave of absence prior to the Exercise Date may elect for Shares to be purchased at that date using his or her Plan Account.

10. Retirement.

     A member who retires prior to the Exercise Date may elect for Shares to be purchased at that date using his or her Plan Account.

11. Beneficiary.

     Each member may file a written designation of a beneficiary who is to receive any Shares credited to his or her Plan Account in the event of the death of such member after the Exercise Date but prior to delivery to such member of such Shares. Such designation may be changed by the member at any time by written notice received by the Corporation.

     Upon the death of a member his or her Plan Account shall be paid or distributed to the beneficiary or beneficiaries designated by such member, or in the absence of such designation, to his or her estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, then each beneficiary shall receive an equal portion of the Plan Account unless the member indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional Shares.

12. Administration Of The Plan.

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Board"), or such individual or committee as it designates. All costs and expenses incurred in administering the Plan shall be paid by the Corporation. Any taxes applicable to the member's Plan Account shall be charged to the member's Plan Account by the Corporation.

13. Modification And Termination.

     The Corporation expects to continue the Plan until such time as all Shares reserved for issuance under the Plan have been sold. The Corporation reserves, however, the right to amend, alter or terminate the Plan in its discretion, and intends to terminate the Plan in the event shareholder approval of the Plan is not obtained prior to July 1, 1997. Upon termination, each member shall be entitled to the amount of his or her Plan Account.

14. Adjustments Upon Changes In Capitalization.

     Appropriate and proportionate adjustments shall be made in the number and class of Shares subject to this Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Corporation.

15. Transferability Of Rights.

     No rights of any employee under this Plan shall be transferable by him or her, by operation of law or otherwise, except to the extent that a member is permitted to designate a beneficiary or beneficiaries as hereinabove provided, and except to the extent permitted by will or the laws of descent and distribution if no such beneficiary is designated.

16. Participation In Other Plans.

     Nothing herein contained shall affect an employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Corporation; provided, however, that an employee is prohibited from simultaneously participating in this Plan and the Corporation's Incentive Stock Option Plan and/or the Corporation's Stock Bonus Plan.

17. Applicable Law.

     The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of Michigan.

18. Effective Date Of Plan; Shareholder Approval.

     The Plan shall become effective on July 1, 1996 by action of the Board and shall be submitted to the shareholders of the Corporation for their approval at the Annual Meeting of Shareholders to be held in 1996. The Corporation's obligation to offer, sell or deliver Shares under the Plan is subject to any governmental approval required in connection with the authorized issuance or sale of such Shares and is further subject to the determination by the Corporation that it has complied with all applicable securities laws.

19. Legend Conditions.

     The Shares of Common Stock to be issued pursuant to the provisions of this Plan shall have endorsed upon their face the following:

          "The Shares represented by this certificate have not been registered under the Securities Act of 1933. The Shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred in the absence of an effective Registration Statement for the Shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act."

20. Amendment, Suspension And Termination Of The Plan.

     The Board shall have the power at any time to add to, amend or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any provision or provisions thereof for any period or periods or to terminate the Plan in whole or in part, provided, however, that no such addition, amendment, repeal, suspension or termination shall in any way affect the rights of the holders of outstanding options to purchase Shares in accordance with the provisions hereof.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
       PROXY    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     UNITED AMERICAN HEALTHCARE CORPORATION

          The undersigned shareholder hereby appoints Julius V. Combs, M.D. and Ronald R. Dobbins, and each of them, with full power of substitution, as true and lawful attorneys and proxies of the undersigned to represent and vote the Common Shares owned by the undersigned in United American Healthcare Corporation at the Annual Meeting of Shareholders to be held December 2, 1996 at 10:30 a.m. (eastern standard time) at the Atheneum Hotel, 1000 Brush Avenue, Detroit, Michigan and at any adjournment thereof, with like effect and as if the undersigned was personally present and voting, upon all business that may properly come before the meeting, including the business identified (and in the manner indicated) on this proxy and described in the Notice of Meeting and Proxy Statement furnished herewith (the receipt of which is hereby acknowledged).
          The undersigned hereby revokes any proxy or proxies heretofore given by the undersigned to any person or persons with respect to such Common Shares and ratifies any and all actions taken by the above-named proxies hereunder.
          Set forth on the reverse side are the number of Common Shares held of record by you as of October 4, 1996. You are asked to vote on the business identified below.
          Indicate your vote by marking an (X) in the appropriate boxes below. The Board of Directors recommends voting FOR all Items.

          ITEM

          1. Election of Directors

          [ ] FOR -- ALL Nominees           [ ] WITHHOLD AUTHORITY -- ALL
             Nominees
               (Except as marked to the contrary below)

            Nominees: Julius V. Combs, M.D., Ronald R. Dobbins, Karl D.
                      Gregory, Ph.D., and Richard T. White, Esq.

           INSTRUCTIONS -- TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE
                          MARK THROUGH THAT NOMINEE'S NAME.

          2. Approve Selection of Independent Accountants

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

          3. Approve the adoption of the United American Healthcare Corporation Employee Stock Purchase Plan

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

          4. Approve an amendment to the United American Healthcare Corporation Stock Option Plan.

          [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

                  (To be signed and dated on the reverse side)

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--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY WHICH RECOMMENDS VOTING FOR ALL ITEMS. IT WILL BE VOTED AS SPECIFIED. IF NOT SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH ITEM LISTED ABOVE, AND FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.

          IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CHECK BOX:
       [ ]

                                             Dated:................, 1996

                                             ............................
                                             Signature of Shareholder

                                             ............................
                                             Signature(s) of Joint
                                             Owner(s)

                                             Please sign exactly as your
                                             name(s) is imprinted on this
                                             proxy. If your shares are
                                             held in a joint account,
                                             each joint owner should
                                             sign. If you are signing for
                                             a corporation or partnership
                                             or as agent, attorney,
                                             executor, administrator,
                                             trustee, guardian or other
                                             fiduciary, indicate the
                                             capacity in which you are
                                             signing.